UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2010 (September 24, 2010)

THE SERVICEMASTER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14762	36-3858106
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 597-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of September 24, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of ServiceMaster Global Holdings, Inc. (“Holdings”), the indirect parent of The ServiceMaster Company (“ServiceMaster”), approved and recommended to the Board of Directors, and the Board of Directors and stockholders of Holdings approved, an amendment to the ServiceMaster Global Holdings, Inc. Stock Incentive Plan (the “Stock Incentive Plan”).  The amendment to the Stock Incentive Plan increases by 800,000 the maximum number of shares of Holdings’ common stock available for issuance thereunder, to 13,845,000, and provides for the award of restricted stock units (“RSUs”) under the Stock Incentive Plan.

In addition, on September 24, 2010, the Committee also approved a form of employee restricted stock unit agreement to be used when awards of RSUs are made under the Stock Incentive Plan and granted 735,000 RSU awards to certain senior executives of ServiceMaster, including grants to the following named executive officers of ServiceMaster in the following amounts: Stephen M. Donly, 65,000 RSUs; Greerson G. McMullen, 60,000 RSUs; Steven J. Martin, 60,000 RSUs; and Reggie L. Crenshaw, 30,000 RSUs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2010	THE SERVICEMASTER COMPANY

	By:	/s/ Steven J. Martin
Steven J. Martin
Senior Vice President and Chief Financial Officer